Exhibit 10.2

Execution Version

CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT

This CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is dated as of December 21, 2011 among:

ORCHARD SUPPLY HARDWARE LLC, a Delaware limited liability company (the “Borrower”);

ORCHARD SUPPLY HARDWARE STORES CORPORATION, a Delaware corporation (“Holdings”);

Those certain Subsidiaries of the Borrower parties hereto (together with Holdings, collectively, the “Loan Guarantors”);

The Lenders party hereto (the “Lenders”);

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger with WELLS FARGO RETAIL FINANCE, LLC, as ABL Administrative Agent and as Collateral Agent (in such capacities, the “ABL Agent”),

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

BACKGROUND:

Reference is made to:

(a) That certain Second Amended and Restated Senior Secured Credit Agreement dated as of January 29, 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the “ABL Credit Agreement”) by, among others, (i) the Borrower, (ii) the Loan Guarantors, (iii) the Lenders from time to time party thereto, (iv) the ABL Administrative Agent, and (v) the Collateral Agent.

(b) That certain Senior Secured Term Loan Agreement dated as of December 21, 2006 (as amended, restated, supplemented, or otherwise modified from time to time, the “Term Loan Agreement”) by and among (i) the Borrower, (ii) the Loan Guarantors party thereto, (iii) JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent thereunder (in such capacities, the “Term Agent”), and (iv) the Term Lenders from time to time party thereto.

(c) That certain Amended and Restated Intercreditor Agreement dated as of January 29, 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”) by and between the ABL Agent and the Term Agent.

The Borrower has advised the ABL Agent that it intends to enter into an Amended and Restated Senior Secured Term Loan Agreement (the “New Term Loan Agreement”) which will, among other things, (x) increase the Applicable Rate (as such term is defined in the Term Loan Agreement and in the New Term Loan Agreement) by more than 2.00% per annum, and (y) amend the Term Loan Agreement to reflect the “Spin-Off” (as defined in the New Term Loan Agreement). The contemplated increase to the Applicable Rate requires the consent of the ABL Agent pursuant to Section 8.1(b)(i) of the Intercreditor Agreement. The Borrower and the Term Agent have requested that the ABL Agent consent to the execution and delivery of the New Term Loan Agreement with respect to the increase to the Applicable Rate

In addition, the ABL Agent, with the consent of the Required Lenders, and the Borrower desire to amend certain provisions of the ABL Credit Agreement in order to, among other things, (x) reflect the Spin-Off, and (y) maintain the terms and conditions of the ABL Credit Agreement which are common to the New Term Loan Agreement consistent with the terms and conditions of the New Term Loan Agreement.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the Borrower and the Lenders hereby agree as follows:

1.	Defined Terms. All capitalized terms not otherwise defined herein shall have the same meanings as in the ABL Credit Agreement.

2.	Consent to Execution of New Term Loan Agreement. The ABL Agent, with the consent of the Required Lenders, hereby consents to the execution and delivery of the New Term Loan Agreement with respect to the increase to the Applicable Rate. The foregoing consent is subject, however, to the following:

a.	The consent provided herein shall not constitute a modification or waiver of any of the ABL Agent’s or any of the Required Lenders’ rights under the ABL Credit Agreement, any of the other Loan Documents, or the Intercreditor Agreement;

b.	The consent provided herein shall not take effect upon the execution of this First Amendment, and shall only become effective upon satisfaction in full of each of the Conditions to Effectiveness set forth below;

c.	The consent provided herein relates only to the Applicable Rate specified in the New Term Loan Agreement, is a one-time consent, and shall not be deemed to constitute a consent with respect to any non-compliance with any other terms and conditions of the ABL Credit Agreement or the Intercreditor Agreement, whether now existing or hereafter arising; and

d.	The consent provided herein is made in express reliance upon the terms and conditions of this First Amendment, including all representations, warranties, and covenants of the Borrower set forth herein.

3.	Amendments to the ABL Credit Agreement.

a.	The definition of “Appliance Sales Agreement” is hereby deleted and the following is inserted in its place.

“Appliances Agreement” means the Consignment Agreement, dated as of October 26, 2011, between the Borrower and Sears Authorized Hometown Stores, LLC.

b.	The definition of “Brand Sales Agreement” is hereby deleted and the following is inserted in its place.

“Brands Agreement” means (x) prior to any Spin-Off, the Amended and Restated Brand Sales Agreement, dated as of December 21, 2006 between the Borrower and Sears and (y) on or after the Spin-Off if a Spin-Off occurs, any one or more brands license agreements, to be effective on or about the date of the Spin-Off, between the Borrower and Sears Brand Management Corporation.

c.	The definition of “Capital Expenditures” is hereby deleted and the following is inserted in its place:

“Capital Expenditures” means, for any period, without duplication, any expenditure or other acquisition of any asset, including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed or reimbursed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired, (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (z) tenant improvement allowances or landlord contributions, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller for such equipment being traded in at such time, or (iii) the purchase of plant, property or equipment to the extent financed or reimbursed with the proceeds of (A) tenant improvement allowances or landlord contributions or (B) an Asset Sale or Property Loss Event that are not required to be applied to prepay the Obligations pursuant to Section 2.11(c).

d.	The definition of “Capital Lease Obligations” is hereby amended by inserting the phrase “as in effect on the Effective Date” after “GAAP” in the two instances where it appears.

e.	A new definition, “Indemnification Agreements” is hereby inserted in the correct alphabetical order:

“Indemnification Agreements” means (a) the Guaranty of Recourse Obligations dated October 27, 2010, from Holdings, the Borrower and OSH Finance Corporation in favor of Wells Fargo Bank, N.A., as administrative agent, and each lender party to the Real Estate Credit Agreement, (b) the Guaranty of Payment dated October 27, 2010, from Holdings, the Borrower and OSH Finance Corporation in favor of Wells Fargo Bank, N.A., as administrative agent, and each lender party to the Real Estate Credit Agreement, and (c) the Environmental and Hazardous Materials Indemnification Agreement dated October 27, 2010, from Holdings, the Borrower and OSH Finance Corporation in favor of Wells Fargo Bank, N.A., as administrative agent, and each lender party to the Real Estate Credit Agreement.

f.	The definition of “Interest Payment Date” is hereby amended by deleting clause (a) thereof and inserting the following in its place:

(a) with respect to any Base Rate Loan (including any Swingline Loan) the first day of January, April, July, and October and the Revolving Credit Termination Date with respect to Non-Extending Lenders or Extending Lenders, as the case may be; and

g.	The definition of “Permitted Encumbrances” is hereby amended by (i) deleting the word “and” at the end of clause (k), (ii) replacing the period at the end of clause (l) with “; and” and (iii) inserting a new clause (m) as follows:

(m) Liens arising under Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries.

h.	The definition of “Public Equity Offering” is hereby amended by inserting “or any Spin-Off” at the end thereof.

i.	A new definition, “Qualified Subordinated PIK Debt” is hereby inserted in the correct alphabetical order:

“Qualified Subordinated PIK Debt” has the meaning given such term in the Term Loan Agreement.

j.	The definition of “Real Estate Credit Agreement” is hereby deleted and the following is inserted in its place:

“Real Estate Credit Agreement” means the credit agreement dated as of October 27, 2010, between the Real Property Holding Company as borrower and Wells Fargo Bank, N.A. as administrative agent and the lenders party thereto.

k.	The definition of “Real Estate Debt” is hereby deleted and the following is inserted in its place:

“Real Estate Debt” means secured Indebtedness in a principal amount of $50,000,000 of OSH Properties LLC, pursuant to the Real Estate Credit Agreement.

l.	The definition of “Related Documents” is hereby deleted and the following is inserted in its place:

“Related Documents” means the Master Operating Lease, the Brands Agreement, the Transition Services Agreement, the Tax Sharing Agreement, the Appliances Agreement, the Authorized Seller Agreement, the Home Services Agreement, the Management Services Agreement, the Real Estate Credit Agreement, the Stockholders’ Agreement and each other material document executed or issued in connection therewith.

m.	The definition of “Spin-Off” is hereby inserted in the correct alphabetical order:

“Spin-Off” means the distribution by Sears Holding Corporation to its shareholders of the outstanding Equity Interests in Holdings held by Sears Holdings Corporation immediately prior to the Spin-Off, pursuant to an effective registration statement under the Securities Act of 1933, as amended.

n.	The definition of “Stockholders’ Agreement” is hereby deleted and the following is inserted in its place:

“Stockholders’ Agreement” means (x) prior to any Spin-Off, the Amended and Restated Stockholders’ Agreement among Holdings, ACOF I LLC and Sears dated as of January 8, 2008, and (y) on or after the Spin-Off if a Spin-Off occurs, the Second Amended and Restated Stockholders’ Agreement among Holdings, ACOF I LLC, ESL Investments, Inc. Edward S. Lambert and William Crowley to be dated on or about the date of the Spin-Off.

o.	A new definition, “Term Loans” is hereby inserted in the correct alphabetical order:

“Term Loans” has the meaning given such term in the Term Loan Agreement.

p.	The definition of “Transition Services Agreement” is hereby deleted and the following is inserted in its place:

“Transition Services Agreement” means (x) prior to any Spin-Off, the Services Agreement, dated as of November 23, 2005, between the Borrower and Sears, and (y) on and after the Spin-Off if a Spin-Off occurs, the Transition Services Agreement to be dated on or about the date of the Spin-Off, between Sears Holding Management Corporation and Holdings.

q.	Section 1.03(a) is hereby deleted and the following is inserted in its place:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, replaced, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),

r.	Clause (ii) of the proviso contained in Section 2.18(c) is hereby deleted and the following is inserted in its place:

(ii) the provisions of this clause shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Restricted Subsidiary or, except as specifically permitted by this Agreement, an Affiliate thereof (in each case as to which the provisions of this clause shall apply).

s.	Clause (v) of Section 5.13(a) is hereby deleted and the following is inserted in its place:

(v) promptly notify the ABL Administrative Agent (and in no event later than thirty (30) days) following the date the Borrower or any Subsidiary takes possession of, or becomes liable under, any new leased premises or Lease, whichever is earlier.

t.	Section 5.13(b)(i) is hereby amended by deleting the following language: “or any other Lease (including any renewal) in which the annual rental payments are anticipated to equal or exceed $400,000”.

u.	Section 6.01(j) is hereby amended by inserting “and any Qualified Subordinated PIK Debt exchanged therefor” at the end thereof.

v.	Section 6.01(n) is hereby amended by replacing “the Borrower” with “any Loan Party”.

w.	Section 6.03(c) is hereby deleted and the following is inserted in its place:

(c) Holdings will not engage in any business or activity other than those activities related to its Equity Interests being publicly traded, purchasing Loans in accordance with the terms of this Agreement and Term Loans in accordance with the terms of the Term Loan Agreement, the ownership of all the outstanding Equity Interests of the Borrower and activities incidental thereto, including (i) paying taxes, (ii) preparing reports to Governmental Authorities and to its shareholders, (iii) holding directors and shareholders meetings, preparing corporate records and other activities permitted by this Agreement, and (iv) guarantees required in the ordinary course of the Borrower’s activities that may be required by counterparties. Holdings will not own or acquire any assets (other than Equity Interests of the Borrower, the Loans, the Term Loans, the cash proceeds of any Restricted Payments permitted by Section 6.08 and cash contributions received from the holders of Equity Interest of Holdings provided that such contributions shall be immediately contributed to the Borrower) or incur any liabilities (other than liabilities under the Loan Documents, liabilities under the Term Facility, liabilities pursuant to the Indemnification Agreements, liabilities reasonably incurred in connection with its maintenance of its existence, nonconsensual obligations imposed by law and obligations with respect to its Equity Interests (including related to its Equity Interests being publicly traded and pursuant to its stockholders’ agreement).

x.	The introductory clause of Section 6.04(c) is hereby deleted and the following is inserted in its place:

(c) (i) investments by Holdings in the Borrower and (ii) investments by the Borrower and the Restricted Subsidiaries in Equity Interests in their respective Restricted Subsidiaries;

y.	Section 6.04(l) is hereby amended by replacing “the Borrower” with “any Loan Party”.

z.	Clause (i) of Section 6.08(a) is hereby amended by inserting the phrase “and/or redemptions or repurchases” after “Restricted Payments”, and clause (iii) of Section 6.08(a) is amended by inserting the phrase “and/or redemptions or repurchases with respect to its common Equity Interests” after “Restricted Payments”.

aa.	Section 6.08(b) is hereby amended as follows:

(i) The lead-in to Section 6.08(b) is amended by inserting the following after the words “termination of any Indebtedness”:

(it being understood and agreed that neither purchases by Holdings of the Term Loans under the Term Loan Agreement nor exchanges of Term Loans for Qualified Subordinated PIK Debt under the Term Loan Agreement shall constitute a payment or other distribution in respect of any Indebtedness for purposes of this Section 6.08).

(ii) Section 6.08(b)(i) is hereby deleted in its entirety, and the following is inserted in its place:

(i) payments of Indebtedness created under the Loan Documents and the Term Loan Documents; provided that no voluntary prepayments of (i) principal may be made under the Term Loan Documents, or (ii) payment of cash interest in respect of Qualified Subordinated PIK Debt (collectively, a “Voluntary Payment”) unless (x) no Default or Event of Default has occurred, (y) (1) Availability has been equal to or greater than fifteen percent (15%) of Maximum Availability at all times for the three (3) months immediately preceding the date on which any proposed Voluntary Payment is proposed to be made, after giving retrospective pro forma effect to the proposed Voluntary Payment, and (2) Availability is projected, after giving prospective pro forma effect to the proposed Voluntary Payment, to be equal to or greater than fifteen percent (15%) of Maximum Availability at all times for the three (3) months immediately after the date on which any proposed Voluntary Payment is proposed to be made, and (z) prior to making any such Voluntary Payment, the ABL Administrative Agent has (i) received from the Borrower projections, prepared in good faith, indicating the Borrower’s compliance with the foregoing, and (ii) confirmed in writing to the Borrower that those projections are acceptable to the ABL Administrative Agent in its discretion.

bb.	Section 6.08(c) is hereby deleted and the following is inserted in its place:

(c) In addition to Restricted Payments permitted under Section 6.08(a) and payments on or in respect of Indebtedness permitted under Section 6.08(b), any Loan Party may make Restricted Payments and/or redemptions or repurchases with respect to its common Equity Interests and payments of or in respect of Indebtedness if, on a pro forma basis after giving effect thereto, the Available Credit Condition shall be satisfied.

cc.	Section 6.09 is hereby amended by (i) deleting “and” at the end of clause (e) thereof, (ii) inserting “; and” at the end of clause (f) thereof and (iii) inserting a new clause (g) as follows:

(g) the issuance of Qualified Subordinated PIK Debt in exchange for Term Loans pursuant to the Term Loan Agreement.

4.	Amendments to the ABL Security Agreement.

a.	Section 3.5 is hereby amended by (I) inserting the words “on the Effective Date” after the words “ABL Loan Security Agreement” in the first sentence thereof and (II) replacing the words “past five years” with the words “five years prior to the Effective Date” in the second sentence thereof.

b.	Section 3.10 is hereby amended by inserting the words “as of the Effective Date” immediately following the word “statute”.

c.	Section 3.12 is hereby amended by (I) inserting the words “as of the Effective Date” immediately at the end of the first sentence of clause (a) thereof and (II) inserting the words “as of the Effective Date,” immediately following the words “Exhibit E,” in clause (c) thereof.

d.	Section 4.1(g) is hereby amended by replacing the reference to “Section 4.16” with “Section 4.15”.

5.	Conditions to Effectiveness. This First Amendment shall not become effective until each of the following conditions precedent has been fulfilled to the satisfaction of the ABL Agent:

a.	This First Amendment shall have been duly executed and delivered by each Loan Party, the Agents, and the Required Lenders.

b.	The ABL Agent shall have received a copy of the New Term Loan Agreement, in form and substance reasonably satisfactory to the ABL Agent, and duly executed by each of the parties thereto.

c.	All corporate or other organizational action on the part of each Loan Party necessary for the valid execution, delivery, and performance by each Loan Party of this First Amendment and the New Term Loan Agreement shall have been duly and effectively taken.

d.	No Default or Event of Default shall have occurred and be continuing.

e.	The Agents and the Lenders shall have been reimbursed by the Borrower for all costs, expenses, and attorneys’ fees incurred by the Agents and the Lenders in connection with the negotiation and preparation of this First Amendment and all documents, instruments, and agreements incidental hereto in each case required to be reimbursed pursuant to Section 9.03 of the ABL Credit Agreement. If requested by the Borrower, the Lenders are authorized to make one or more advances under the Credit Agreement to pay the foregoing costs, expenses, and attorneys’ fees.

f.	The ABL Agent shall have received from the Borrower for the pro rata benefit of the Lenders approving this First Amendment a consent and amendment fee equal to $150,000.

6.	Representations, Warranties, and Covenants. In order to induce the Agents and the Lenders to enter into this First Amendment, each Loan Party hereby represents, warrants, and covenants that:

a.	No Default or Event of Default exists under the ABL Credit Agreement.

b.	All representations and warranties contained in the ABL Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

7.	Miscellaneous.

a.	Except as expressly provided herein, all terms and conditions of the ABL Credit Agreement and each of the other Loan Documents shall remain in full force and effect. The Loan Parties each hereby ratifies, confirms, and re-affirms all terms and provisions of the Loan Documents.

b.

The Loan Parties hereby acknowledge and agree that there is no basis nor set of facts on which any amount (or any portion thereof) owed by the Loan Parties under the ABL Credit Agreement could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to the Loan

Parties with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

c.	The Loan Parties hereby acknowledge and agree that none of them has any offsets, defenses, claims, or counterclaims against the Agents or the Lenders, or their respective officers, directors, employees, attorneys, or representatives, with respect to the Obligations, and that if the Loan Parties, or any of them, now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Agents or the Lenders, or their respective officers, directors, employees, attorneys, or representatives, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this First Amendment, all of them are hereby expressly WAIVED, and the Loan Parties hereby RELEASE the Agents and the Lenders and their respective officers, directors, employees, attorneys, and representatives from any liability therefor.

d.	This First Amendment may be executed in counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one agreement. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this First Amendment.

e.	This First Amendment expresses the entire understanding of the parties with respect to the matters contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

f.	Any determination that any provision of this First Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this First Amendment.

8.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors, and permitted assigns.

9.	Governing Law. This First Amendment shall be construed, governed, and enforced pursuant to the internal law of the State of New York without regard to principles of conflicts of laws.

[Signature Pages Follow]

IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by each of the parties hereto as a sealed instrument as of the date first above written.

ORCHARD SUPPLY HARDWARE LLC, as Borrower

By:	/s/ Michael Fox
Name:	Michael Fox
Title:	SVP, General Counsel & Secretary

[Consent and First Amendment]

ORCHARD SUPPLY HARDWARE STORES CORPORATION, as Loan Guarantor

By:	/s/ Michael Fox
Name:	Michael Fox
Title:	SVP, General Counsel & Secretary

[Consent and First Amendment]

OSH FINANCE CORPORATION, as Loan Guarantor

By:	/s/ Michael Fox
Name:	Michael Fox
Title:	SVP, General Counsel & Secretary

[Consent and First Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as Collateral Agent

By:	/s/ Jason Searle
Name:	Jason Searle
Title:	Director

[Consent and First Amendment]

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Craig Winslow
Name:	Craig Winslow
Title:	Duly Authorized Signatory

[Consent and First Amendment]

UNION BANK, N.A., as a Lender

By:	/s/ Brent Housteau
Name:	Brent Housteau
Title:	Vice President

[Consent and First Amendment]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Stephen Garvin
Name:	Stephen Garvin
Title:	Managing Director

[Consent and First Amendment]

RB INTERNATIONAL FINANCE (USA) LLC F/K/A RZB FINANCE LLC., as a Lender

By:	/s/ Christoph Hoedl
Name:	Christoph Hoedl
Title:	First Vice President

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

[Consent and First Amendment]

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ John Finore
Name:	John Finore
Title:	Vice President, Manager Working Capital Specialists

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Anthony Casciano
Name:	Anthony Casciano
Title:	SVP

[Consent and First Amendment]